UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 10, 2005


                                West Marine, Inc.

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             (Exact Name of Registrant as Specified in its Charter)



   Delaware                     0-22512                       77-0355502

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(State or Other             (Commission  File             (I.R.S. Employer
Jurisdiction of                   Number)                  Identification No.)
Incorporation)



                500 Westridge Drive Watsonville, California 95076

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          (Address of Principal Executive Offices, Including Zip Code)



                                 (831) 728-2700

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              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the \
    Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

      On March 10, 2005, West Marine's Board of Directors approved certain changes to the annual compensation payable to non-employee members of the Board of Directors. Effective for the first quarter of the 2005 fiscal year, which began January 2, 2005, each non-employee director and Geoffrey A. Eisenberg will receive $2,000 for each board meeting attended, as well as the current $16,000 annual cash retainer.

      In addition, the Board has approved an increase in the annual equity awards payable to non-employee members of the Board of Directors under the West Marine Omnibus Equity Incentive Plan. Immediately after each annual meeting of stockholders, beginning with the 2005 annual meeting, each non-employee director and Geoffrey A. Eisenberg will receive an annual grant of $6,000 of restricted stock, as well as continuing to receive an award of $8,000 of common stock (which is not restricted). The number of shares is determined by dividing the dollar amount by the fair market value of West Marine's common stock on the date of the annual meeting, and cash will be paid in lieu of fractional shares. The $6,000 of restricted stock will vest one year after the date it was granted, and the Board expects that directors generally will hold their restricted stock until such time as they leave the West Marine Board of Directors.

      The Board also has approved changes to the current annual grant of 2,000 stock options to each non-employee member of the Board of Directors under the West Marine Omnibus Equity Incentive Plan. Following each annual meeting of stockholders, each non-employee director and Mr. Eisenberg, if nominated for reelection and so elected by stockholders, will receive a grant of, at their election, either an option exercisable for 3,000 shares of common stock or 1,000 shares of restricted stock. However, following the first annual meeting at which a director is nominated for election and so elected by stockholders, such a director instead will receive a grant of, at their election, either an option exercisable for 4,500 shares of common stock or an award of 1,500 shares of restricted stock, and Alice Richter is only current nominee to be elected at the 2005 annual meeting of stockholder who would be eligible for this initial grant. The options will be granted with an exercise price equal to the fair market value of West Marine's common stock on the grant date, and the options will become exercisable six months following the date of the award. All restricted shares will vest one year after the grant date. Again, the Board expects that directors generally will hold their restricted stock until such time as they leave the West Marine Board of Directors.

      The chairman of the Audit Committee, designated as an "audit committee financial expert" under SEC rules, will continue to receive an additional annual retainer of $17,000, and Alice Richter, the new Audit Committee member whom the Board also has designated as an "audit committee financial expert", also will receive an additional annual retainer of $17,000. The remaining member of the Audit Committee will continue to receive an additional annual retainer of $12,000. The chairman of the Governance and Compensation Committee will receive an additional annual retainer of $15,000, and each other member of the Governance and Compensation Committee will receive an additional annual retainer of $9,500.

      All non-employee directors and Mr. Eisenberg will continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to their service on the Board of Directors.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WEST MARINE, INC.





Date:  March 16, 2005               By:  /s/ Eric Nelson
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                                         Eric Nelson
                                         Senior Vice President and
                                         Chief Financial Officer